UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 21, 2006

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3000 Technology Drive, Angleton, Texas		77515
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On December 21, 2006, Benchmark Electronics, Inc. (the Company) issued a press release announcing changes in executive officers as approved by the Board of Directors. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cary T. Fu, 58, who has held the titles of both Chief Executive Officer and President, will continue as Chief Executive Officer.

Gayla J. Delly, 47, has been promoted to President. Ms. Delly has been with the Company since 1996 and served as Chief Financial Officer of the Company since May 2001. She has served as Executive Vice President of the Company from September 2004, as Vice President Finance of the Company from November 2000 to September 2004, as Treasurer from January 1996 and as Controller of the Company from January 1996 to January 2002. Ms. Delly holds a B.S. degree in accounting from Samford University and is a Certified Public Accountant. In her new role, Ms. Delly will assume responsibility for the day-to-day business operations of the Company.

Donald F. Adam, 43, has been promoted to Chief Financial Officer. Mr. Adam has worked at the Company since January 2002. From January 2002 to July 2005, he served as Corporate Controller. In July 2005, he was promoted to, and has since served as, Vice President and Corporate Controller of the Company. From February 1998 to January 2002, Mr. Adam served as Chief Financial Officer of Specialty Piping Components, Inc. Mr. Adam holds a B.B.A. degree in accounting from The University of Texas and is a Certified Public Accountant. In his new role, Mr. Adam will assume responsibility for the day-to-day financial activities of Benchmark.

Mr. Adam’s base salary, as approved by the Compensation Committee of the Board of Directors, is $240,000. Mr. Adam may also be entitled to an annual bonus award under the Company’s incentive bonus plan. For any bonus awards to be made under the incentive bonus plan for any plan period, the earnings before income tax must meet or exceed, or in combination with other factors satisfy, levels targeted by the Company in its business plan, as established at the beginning of each fiscal year, for any bonus awards to be made. The Compensation Committee has the authority to determine the total amount of bonus awards, if any, and the specific amounts of the bonus awards to be made to the Company’s employees for any plan year based on its evaluation of the Company’s financial condition, results of operations, business and prospects, and each such employee’s position, performance and service, respectively, and such other criteria as it may determine to be relevant or appropriate.

The Company has a key contributor severance agreement with Mr. Adam that provides that, if the Company should become subject to any proposed or threatened change of control and, at any time within two years following such change of control, Mr. Adam’s employment is terminated without cause, Mr. Adam will be entitled to receive severance equal to one time Mr. Adam’s Employee’s Earnings (as such term in defined in Section 3(a) of the key contributor severance agreement). A copy of the key contributor severance agreement is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit 10.1*	Key Contributor Severance Agreement between the Company and Don Adam dated August 27, 2002.

	Exhibit 99.1	Press Release Dated December 21, 2006

* Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: December 22, 2006	By:	/s/ Cary T. Fu
Cary T. Fu
Chief Executive Officer